Exhibit 99.1

IMMEDIATE

Dana Incorporated Reports Strong 2023 Second-quarter Financial Results,

Company Raises Full-year Guidance

Key Highlights

•	Sales of $2.75 billion, an increase of $162 million or 6 percent over last year

•	Net income attributable to Dana of $30 million, an increase of $22 million over last year

•	Diluted EPS of $0.21; diluted adjusted EPS of $0.37, an increase of $0.29 per share

•	Adjusted EBITDA of $243 million, an increase of $81 million or 50 percent over last year

•	Adjusted EBITDA margin improved by 250 basis points compared with last year

•	Free cash flow of $134 million

MAUMEE, Ohio, July 28, 2023 – Dana Incorporated (NYSE: DAN) today announced financial results for the second quarter of 2023.

“Dana had another strong quarter, with sales of $2.75 billion and a 250-basis-point margin improvement,” said James Kamsickas, Dana chairman and chief executive officer. “I am extremely proud of how the Dana team is executing across our operations, including a substantial number of launches for both electrified and traditional programs, as well as our ongoing transformation toward zero emissions. The challenging production environment has persisted, but we have positioned ourselves well to take advantage as supply chains and customer order patterns continue to stabilize. As a result, we expect our momentum to carry through the back half of the year as demand remains strong across each of our end markets.”

Second-quarter 2023 Financial Results

Sales for the second quarter of 2023 totaled $2.75 billion, compared with $2.59 billion in the same period of 2022, representing a $162 million increase driven by higher market demand, cost-recovery actions, and conversion of our sales backlog, partially offset by the translation of foreign currencies.

Adjusted EBITDA for the second quarter of 2023 was $243 million, compared with $162 million for the same period in 2022. The 250 basis points of margin improvement in the second quarter of 2023 was primarily driven by higher sales volume, net customer pricing and recovery actions, and lower net commodity costs. These improvements were partially offset by production inefficiencies driven by volatile customer demand schedules and negative exchange-rate impacts.

Net income attributable to Dana was $30 million, or $0.21 per share, compared with net income of $8 million, or $0.06 per share, in the second quarter of 2022.

Adjusted net income attributable to Dana was $54 million, and diluted adjusted earnings per share were $0.37 for the second quarter of 2023, compared with adjusted net income of $12 million and $0.08 per share in 2022.

Cash flow from operations in the second quarter of 2023 were $256 million, compared with $257 million in the same period of 2022. Free cash flow was $134 million, compared with $167 million in the second quarter of 2022. The difference was due to higher capital spending for new business backlog.

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“Strong demand, great execution, and improved market dynamics have allowed us to increase our full-year guidance for 2023,” said Timothy Kraus, Dana senior vice president and chief financial officer. “Throughout the second half of the year, we remain focused on delivering our program launch commitments, offsetting external cost increases, and continuing to win new business.”

Revised 2023 Financial Targets1, 2

•	Sales of $10.45 to $10.95 billion;

•	Adjusted EBITDA of $800 to $900 million, an implied adjusted EBITDA margin of approximately 7.9 percent at the midpoint of the range;

•	Diluted adjusted EPS of $0.65 to $1.05;

•	Operating cash flow of approximately, $560 to $610 million; and

•	Free cash flow of $50 million to $100 million

[1]	Net income and diluted EPS guidance are not provided, as discussed below in Non-GAAP Financial Information.
[2]	Assumes no customer labor disruption in 2023

Company Recognized for Sustainability, Employee Engagement

In the past two months, Dana earned recognition from USA Today as one of “America’s Climate Leaders 2023” for its focus on sustainability and from Newsweek magazine as one of “America’s Greatest Workplaces 2023” for its commitment to its people.

Dana to Host Conference Call at 9 a.m. Friday, July 28

Dana will discuss its second-quarter results in a conference call at 9 a.m. EDT on Friday, July 28. The conference call can be accessed by telephone from both domestic and international locations using the information provided below:

Conference ID: 9943139

Participant Toll-Free Dial-In Number: 1 (888) 440-5873

Participant Toll Dial-In Number: 1 (646) 960-0319

Audio streaming and slides will be available online via a link provided on the Dana investor website: www.dana.com/investors. Phone registration will be available beginning at 8:30 a.m. EDT.

A webcast replay can be accessed via Dana’s investor website following the call.

Non-GAAP Financial Information

Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income (loss) before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

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Adjusted net income (loss) attributable to the parent company is a non-GAAP financial measure which we have defined as net income (loss) attributable to the parent company, excluding any discrete income tax items, restructuring charges, amortization expense and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to net income attributable to the parent company reported by other companies. Adjusted net income (loss) attributable to the parent company is neither intended to represent nor be an alternative measure to net income (loss) attributable to the parent company reported in accordance with GAAP.

Diluted adjusted EPS is a non-GAAP financial measure which we have defined as adjusted net income (loss) attributable to the parent company divided by adjusted diluted shares. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income (loss) attributable to the parent company. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported in accordance with GAAP.

Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. We believe free cash flow is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported in accordance with GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income (loss) and diluted EPS. Providing net income (loss) and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income (loss) and diluted EPS, including restructuring actions, asset impairments and certain income tax adjustments. The accompanying reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical periods presented are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates, and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

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Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a leader in the design and manufacture of highly efficient propulsion and energy-management solutions that power vehicles and machines in all mobility markets across the globe. The company is shaping sustainable progress through its conventional and clean-energy solutions that support nearly every vehicle manufacturer with drive and motion systems; electrodynamic technologies, including software and controls; and thermal, sealing, and digital solutions.

Based in Maumee, Ohio, USA, the company reported sales of $10.2 billion in 2022 with 42,000 people in 31 countries across six continents. With a history dating to 1904, Dana was named among the “World’s Most Ethical Companies” for 2023 by Ethisphere and as one of “America’s Most Responsible Companies 2023” by Newsweek. The company is driven by a high-performance culture that focuses on valuing others, inspiring innovation, growing responsibly, and winning together, earning it global recognition as a top employer. Learn more at dana.com.

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Media Contact:	Jeff Cole
+1-419-887-3535
jeff.cole@dana.com

Investor Contact:	Craig Barber
+1-419-887-5166
craig.barber@dana.com

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DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended June 30, 2023 and 2022

	Three Months Ended
(In millions, except per share amounts)	June 30,
	2023	2022
Net sales	$2,748	$2,586
Costs and expenses
Cost of sales	2,477	2,403
Selling, general and administrative expenses	144	130
Amortization of intangibles	4	3
Restructuring charges, net	3	1
Other income (expense), net	4	10

Earnings before interest and income taxes	124	59
Loss on extinguishment of debt	(1)
Interest income	5	2
Interest expense	39	32

Earnings before income taxes	89	29
Income tax expense	55	18
Equity in earnings (loss) of affiliates	2	(1)

Net income	36	10
Less: Noncontrolling interests net income	5	3
Less: Redeemable noncontrolling interests net income (loss)	1	(1)

Net income attributable to the parent company	$30	$8

Net income per share available to common stockholders
Basic	$0.21	$0.06
Diluted	$0.21	$0.06
Weighted-average shares outstanding - Basic	144.3	143.4
Weighted-average shares outstanding - Diluted	144.4	143.7

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Six Months Ended June 30, 2023 and 2022

	Six Months Ended
(In millions, except per share amounts)	June 30,
	2023	2022
Net sales	$5,392	$5,066
Costs and expenses
Cost of sales	4,892	4,686
Selling, general and administrative expenses	284	260
Amortization of intangibles	7	7
Restructuring charges, net	4
Other income (expense), net	9	12

Earnings before interest and income taxes	214	125
Loss on extinguishment of debt	(1)
Interest income	9	4
Interest expense	73	63

Earnings before income taxes	149	66
Income tax expense	85	36
Equity in earnings of affiliates	3

Net income	67	30
Less: Noncontrolling interests net income	9	7
Less: Redeemable noncontrolling interests net loss		(2)

Net income attributable to the parent company	$58	$25

Net income per share available to common stockholders
Basic	$0.40	$0.17
Diluted	$0.40	$0.17
Weighted-average shares outstanding - Basic	144.1	143.8
Weighted-average shares outstanding - Diluted	144.3	144.6

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended June 30, 2023 and 2022

	Three Months Ended
(In millions)	June 30,
	2023	2022
Net income	$36	$10
Other comprehensive income (loss), net of tax:
Currency translation adjustments	(7)	(91)
Hedging gains and losses	3	1
Defined benefit plans		3

Other comprehensive loss	(4)	(87)

Total comprehensive income (loss)	32	(77)
Less: Comprehensive income attributable to noncontrolling interests	(5)	(1)
Less: Comprehensive loss attributable to redeemable noncontrolling interests	—	7

Comprehensive income (loss) attributable to the parent company	$27	$(71)

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Six Months Ended June 30, 2023 and 2022

	Six Months Ended
(In millions)	June 30,
	2023	2022
Net income	$67	$30
Other comprehensive income (loss), net of tax:
Currency translation adjustments	18	(52)
Hedging gains and losses	18	(3)
Defined benefit plans	1	4

Other comprehensive income (loss)	37	(51)

Total comprehensive income (loss)	104	(21)
Less: Comprehensive income attributable to noncontrolling interests	(9)	(5)
Less: Comprehensive loss attributable to redeemable noncontrolling interests		8

Comprehensive income (loss) attributable to the parent company	$95	$(18)

DANA INCORPORATED

Consolidated Balance Sheet (Unaudited)

As of June 30, 2023 and December 31, 2022

(In millions, except share and per share amounts)	June 30,	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$484	$425
Accounts receivable
Trade, less allowance for doubtful accounts of $12 in 2023 and $11 in 2022	1,581	1,374
Other	288	202
Inventories	1,731	1,609
Other current assets	247	219

Total current assets	4,331	3,829
Goodwill	262	259
Intangibles	192	201
Deferred tax assets	425	397
Other noncurrent assets	106	123
Investments in affiliates	135	136
Operating lease assets	326	311
Property, plant and equipment, net	2,269	2,193

Total assets	$8,046	$7,449

Liabilities, redeemable noncontrolling interests and equity
Current liabilities
Short-term debt	$35	$52
Current portion of long-term debt	32	8
Accounts payable	1,966	1,838
Accrued payroll and employee benefits	256	214
Taxes on income	95	54
Current portion of operating lease liabilities	35	36
Other accrued liabilities	301	277

Total current liabilities	2,720	2,479
Long-term debt, less debt issuance costs of $26 in 2023 and $22 in 2022	2,587	2,348
Noncurrent operating lease liabilities	287	277
Pension and postretirement obligations	306	298
Other noncurrent liabilities	252	249

Total liabilities	6,152	5,651

Commitments and contingencies
Redeemable noncontrolling interests	213	195
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, no shares outstanding	—	—
Common stock, 450,000,000 shares authorized, $0.01 par value, 144,334,974 and 143,366,482 shares outstanding	2	2
Additional paid-in capital	2,244	2,229
Retained earnings	349	321
Treasury stock, at cost (449,505 and zero shares)	(8)	—
Accumulated other comprehensive loss	(964)	(1,001)

Total parent company stockholders’ equity	1,623	1,551
Noncontrolling interests	58	52

Total equity	1,681	1,603

Total liabilities, redeemable noncontrolling interests and equity	$8,046	$7,449

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended June 30, 2023 and 2022

	Three Months Ended
(In millions)	June 30,
	2023	2022
Operating activities
Net income	$36	$10
Depreciation	94	91
Amortization	6	5
Amortization of deferred financing charges	2	2
Write-off of deferred financing costs	1
Earnings of affiliates, net of dividends received	(2)	30
Stock compensation expense	8	4
Deferred income taxes	(22)	(17)
Pension expense, net	2	1
Change in working capital	132	127
Other, net	(1)	4

Net cash provided by operating activities	256	257

Investing activities
Purchases of property, plant and equipment	(122)	(90)
Proceeds from sale of property, plant and equipment		(2)
Acquisition of business, net of cash acquired		(1)
Purchases of marketable securities		(8)
Proceeds from sales of marketable securities		10
Settlements of undesignated derivatives	(4)	(7)
Other, net	(1)

Net cash used in investing activities	(127)	(98)

Financing activities
Net change in short-term debt	(286)	(64)
Proceeds from long-term debt	458
Repayment of long-term debt	(202)	(2)
Deferred financing payments	(7)
Dividends paid to common stockholders	(14)	(15)
Distributions to noncontrolling interests	(2)	(1)
Contributions from redeemable noncontrolling interests	7	5
Payments to acquire noncontrolling interests		(1)
Other, net		1

Net cash used in financing activities	(46)	(77)

Net increase in cash, cash equivalents and restricted cash	83	82
Cash, cash equivalents and restricted cash - beginning of period	419	280
Effect of exchange rate changes on cash balances	1	(22)

Cash, cash equivalents and restricted cash - end of period	$503	$340

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2023 and 2022

	Six Months Ended
(In millions)	June 30,
	2023	2022
Operating activities
Net income	$67	$30
Depreciation	186	182
Amortization	11	11
Amortization of deferred financing charges	3	3
Write-off of deferred financing costs	1
Earnings of affiliates, net of dividends received	(3)	29
Stock compensation expense	14	8
Deferred income taxes	(30)	(42)
Pension expense, net	2
Change in working capital	(172)	(84)
Other, net	7	(1)

Net cash provided by operating activities	86	136

Investing activities
Purchases of property, plant and equipment	(242)	(206)
Proceeds from sale of property, plant and equipment	2
Acquisition of business, net of cash acquired		(1)
Purchases of marketable securities		(13)
Proceeds from sales of marketable securities		10
Settlements of undesignated derivatives	(4)	(7)
Other, net	(1)	2

Net cash used in investing activities	(245)	(215)

Financing activities
Net change in short-term debt	(17)	214
Proceeds from long-term debt	458	2
Repayment of long-term debt	(204)	(5)
Deferred financing payments	(9)
Dividends paid to common stockholders	(29)	(29)
Repurchases of common stock		(25)
Distributions to noncontrolling interests	(3)	(2)
Contributions from redeemable noncontrolling interests	17	7
Payments to acquire noncontrolling interests		(4)
Other, net	(4)	(6)

Net cash provided by financing activities	209	152

Net increase in cash, cash equivalents and restricted cash	50	73
Cash, cash equivalents and restricted cash - beginning of period	442	287
Effect of exchange rate changes on cash balances	11	(20)

Cash, cash equivalents and restricted cash - end of period	$503	$340

DANA INCORPORATED

Reconciliation of Net Cash Provided By Operating Activities to

  Free Cash Flow (Unaudited)

	Three Months Ended
(In millions)	June 30,
	2023	2022
Net cash provided by operating activities	$256	$257
Purchases of property, plant and equipment	(122)	(90)

Free cash flow	$134	$167

	Six Months Ended
(In millions)	June 30,
	2023	2022
Net cash provided by operating activities	$86	$136
Purchases of property, plant and equipment	(242)	(206)

Free cash flow	$(156)	$(70)

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Three Months Ended June 30, 2023 and 2022

	Three Months Ended
(In millions)	June 30,
	2023	2022
Sales
Light Vehicle	$1,066	$1,028
Commercial Vehicle	526	507
Off-Highway	842	768
Power Technologies	314	283

Total Sales	$2,748	$2,586

Segment EBITDA
Light Vehicle	$66	$33
Commercial Vehicle	28	10
Off-Highway	131	100
Power Technologies	19	21

Total Segment EBITDA	244	164
Corporate expense and other items, net	(1)	(2)

Adjusted EBITDA	$243	$162

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Six Months Ended June 30, 2023 and 2022

	Six Months Ended
(In millions)	June 30,
	2023	2022
Sales
Light Vehicle	$2,028	$2,013
Commercial Vehicle	1,048	970
Off-Highway	1,684	1,512
Power Technologies	632	571

Total Sales	$5,392	$5,066

Segment EBITDA
Light Vehicle	$115	$64
Commercial Vehicle	45	20
Off-Highway	249	200
Power Technologies	42	50

Total Segment EBITDA	451	334
Corporate expense and other items, net	(4)	(2)

Adjusted EBITDA	$447	$332

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Three Months Ended June 30, 2023 and 2022

	Three Months Ended
(In millions)	June 30,
	2023	2022
Segment EBITDA	$244	$164
Corporate expense and other items, net	(1)	(2)

Adjusted EBITDA	243	162
Depreciation	(94)	(91)
Amortization	(6)	(5)
Non-service cost components of pension and OPEB costs	(3)	(3)
Restructuring charges, net	(3)	(1)
Stock compensation expense	(8)	(4)
Strategic transaction expenses	(1)	(1)
Distressed supplier costs	(4)
Other items		2

Earnings before interest and income taxes	124	59
Loss on extinguishment of debt	(1)
Interest income	5	2
Interest expense	39	32

Earnings before income taxes	89	29
Income tax expense	55	18
Equity in earnings (loss) of affiliates	2	(1)

Net income	$36	$10

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Six Months Ended June 30, 2023 and 2022

	Six Months Ended
(In millions)	June 30,
	2023	2022
Segment EBITDA	$451	$334
Corporate expense and other items, net	(4)	(2)

Adjusted EBITDA	447	332
Depreciation	(186)	(182)
Amortization	(11)	(11)
Non-service cost components of pension and OPEB costs	(6)	(3)
Restructuring charges, net	(4)
Stock compensation expense	(14)	(8)
Strategic transaction expenses	(2)	(5)
Distressed supplier costs	(12)
Other items	2	2

Earnings before interest and income taxes	214	125
Loss on extinguishment of debt	(1)
Interest income	9	4
Interest expense	73	63

Earnings before income taxes	149	66
Income tax expense	85	36
Equity in earnings of affiliates	3

Net income	$67	$30

DANA INCORPORATED

Reconciliation of Net Income Attributable to the Parent Company to

  Adjusted Net Income Attributable to the Parent Company and

  Diluted Adjusted EPS (Unaudited)

For the Three Months Ended June 30, 2023 and 2022

(In millions, except per share amounts)
	Three Months Ended
	June 30,
	2023	2022
Net income attributable to the parent company	$30	$8
Items impacting income before income taxes:
Amortization	5	5
Restructuring charges, net	3	1
Strategic transaction expenses	1	3
Distressed supplier costs	4
Other items	1	(2)
Items impacting income taxes:
Net income tax expense on items above	(4)	(3)
Income tax expense attributable to various discrete tax matters	14

Adjusted net income attributable to the parent company	$54	$12

Diluted shares - as reported	144.4	143.7
Adjusted diluted shares	144.4	143.7
Diluted adjusted EPS	$0.37	$0.08

DANA INCORPORATED

Reconciliation of Net Income Attributable to the Parent Company to

  Adjusted Net Income Attributable to the Parent Company and

  Diluted Adjusted EPS (Unaudited)

For the Six Months Ended June 30, 2023 and 2022

(In millions, except per share amounts)	Six Months Ended
	June 30,
	2023	2022
Net income attributable to the parent company	$58	$25
Items impacting income before income taxes:
Amortization	10	10
Restructuring charges, net	4
Strategic transaction expenses	2	5
Distressed supplier costs	12
Other items
Items impacting income taxes:
Net income tax expense on items above	(10)	(5)
Income tax expense attributable to various discrete tax matters	14

Adjusted net income attributable to the parent company	$90	$35

Diluted shares - as reported	144.3	144.6
Adjusted diluted shares	144.3	144.6
Diluted adjusted EPS	$0.62	$0.24

July 28, 2023 2023 Second-quarter Earnings Conference Call “Driving Customer Satisfaction and Technology Leadership”

Safe Harbor Statement Certain statements and projections contained in this presentation are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this presentation speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

Agenda Craig Barber Senior Director, Investor Relations and Strategic Planning Introduction James Kamsickas Chairman and Chief Executive Officer Business Review Timothy Kraus Senior Vice President and Chief Financial Officer Financial Review © 2023 Dana

Company-wide transformation and execution driving profitable long-term growth Q2 Financial Results sales $2.7 billion $162M from prior year adjusted EBITDA $243 million $81M from prior year free cash flow $134 million $33M from prior year diluted adjusted EPS $0.37 29¢ from prior year Highlights Operating Environment Improvement New Business Win for EV Key Launch Success e-Transmissions in All Mobility Markets Key Items 12 Dana Facilities Completed Under Way 2 Dana Facilities New Business Win

Operating Environment

Commodity Costs & Currency





- Steel moderating compared to 2022
  - Expected to be profit tailwind
- Commodity recoveries normalizing
- Currencies headwinds moderating

Cost Inflation & Operations


Inflation



- Cost inflation continues:
  - COLAs driving labor costs higher
  - Higher energy costs in Europe
- Pricing actions muting inflation impact
- Sequential improvement in customer production volatility seen late in Q2
- OEM customers are indicating that their supply chains are improving

Market Demand & New Business





- Demand remains strong across all end markets; monitoring OEM labor risk
- Launches progressing very well
- Expecting higher EV volumes to benefit battery cooling product sales in H2

Customer production volatility decreasing, net inflation increasing in second half of year

© 2023 Dana

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Electric Light Truck for Major North American OEM Rigid Beam e-Axle Representative product image

e-Transmissions Across All Markets Light Vehicle Off Highway Commercial Vehicle Zero-6 e-Transmission Introducing e-Transmissions for Commercial Vehicle

Financial Review

See appendix for comments regarding the presentation of non-GAAP measures Sales growth primarily due to increased demand and recovery of cost inflation, partially offset by currency headwinds Improved profit driven by lower net manufacturing costs, EV investment, and commodity costs Higher income tax expense primarily due to increased profit, jurisdictional mix, and the impact of a legacy case in Brazil Lower FCF driven by increased capital spending to support new business backlog and working capital to support launches and higher sales ($ in millions, except EPS) 2023 Q2 Financial Results Strong demand converting to higher profit driven by improved operational execution Changes from Prior Year Q2 ‘23 Q2 ‘22 Change Sales $2,748 $2,586 $162 Adjusted EBITDA 243 162 81 Margin 8.8% 6.3% 250 bps EBIT 124 59 65 Interest Expense, Net 34 30 4 Income Tax Expense 55 18 37 Net Income (attributable to Dana) 30 8 22 Diluted Adjusted EPS $0.37 $0.08 $ 0.29 Operating Cash Flow 256 257 (1) Capital Spending (122) (90) (32) Free Cash Flow 134 167 (33)

2023 Q2 Sales and Profit Changes

- Organic growth driven by improved demand, pricing, and mix
- Strong operational execution muting ongoing cost inefficiencies from customer order volatility
- Cost inflation offset by customer recoveries
- Timing of investment offsetting majority of profit growth in EV business
- Translation of foreign currencies to U.S. dollars was a headwind to sales, profit, and margin
- Lower commodity costs and higher recoveries benefited sales and profit

Sales



$2,586M
$137M
$36M
($21)M
$10M
$2,748M
2022
Traditional Organic
EV Organic
Currency
Commodities
2023

Adjusted EBITDA



$162M
6.3% Margin
$45M
~130 bps
$4M
~0 bps
($5)M
~(20) bps
$37M
~140 bps
$243M
8.8% Margin
2022
Traditional Organic
EV Organic
Currency
Commodities
2023

Profit improvement due to operational execution and lower commodity prices

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2023 Q2 Free Cash Flow Higher profit offset by increased working capital requirements and higher capital investment Higher cash interest due to higher interest rates and accelerated payment related to refinancing Higher working capital requirements due to increased sales and higher launch cadence Higher capital spending to support new business backlog, replacement business, and electrification programs 1 Includes costs associated with business acquisitions and divestitures and restructuring. 2 Changes in working capital relating to interest, taxes, restructuring, and transaction costs are included in those respective categories. See appendix for comments regarding the presentation of non-GAAP measures. Changes from Prior Year ($ in millions) Q2 ‘23 Q2 ‘22 Change Adjusted EBITDA $ 243 $ 162 $81 One-time Costs1 (4) (2) (2) Interest, Net (38) (33) (5) Taxes (27) (26) (1) Working Capital / Other² 82 156 (74) Capital Spending (122) (90) (32) Free Cash Flow $134 $167 $(33) Strong second quarter FCF generation due to continued working capital efficiency

2023 FY Financial Guide

- Sales growth supported by improved end-market demand, pricing actions, and market share gains
- Cost inefficiencies, driven by volatile customer production, and higher sales due to cost recoveries hindering margin
- Free cash flow includes significant capital investment to support accelerated EV growth and roll-on business
- ~60% effective tax rate included in adjusted EPS guide driven primarily by valuation allowances in U.S

Revised Guidance Ranges*

	Midpoint	Guidance range	Change in Midpoint from Prior Guidance
Sales	~$10,700M	±$250M	Currency & commodities +$100M
Adjusted EBITDA	~$850M	±$50M	Operations, EV, & mix +$50M
Implied Profit Margin	*~7.6% - 8.2%*		
Free Cash Flow	~$75M	±$25M	
Diluted Adjusted EPS	~$0.80	±$0.25	

|--| Guidance range

* Assumes no customer labor disruption in 2023

Increasing guidance due to strong demand and execution, and improved market dynamics

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2023 FY Sales and Profit Changes

- Organic growth driven by strong sales, pricing, and market share gains
- Gross inflation and related recoveries are now expected to be lower than prior estimate; net profit impact from inflation remains the same, as cost recovery actions are expected to offset all but ~$50M of inflation headwind
- Continued investment in EV business offsetting profit contribution
- Translation of foreign currency expected to be a slight tailwind to sales due to the revised outlook for the relative value of the euro, and Brazilian real
- Commodity price outlook slightly elevated from prior estimate

Sales



$10,156M
~$380M
~$150M
~$15M
~$0M
~$10,700M
2022
Traditional Organic
EV Organic
Currency
Commodities
2023 Target

Adjusted EBITDA



$700M
6.9% Margin
~$125M
~90 bps
Inflation: ~($50)M
~($20)M
~(30) bps
~($5)M
~(10) bps
~$50M
~50 bps
~$850M
7.9% Margin
2022
Traditional Organic
EV Organic
Currency
Commodities
2023 Target

Improved profit due to operational efficiencies and lower commodity costs

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2023 FY Free Cash Flow

- Positive free cash flow even with increased capital spending
- Working capital expected to be a modest source, despite sales increase, as efficiency gains from 2022 continue
- Higher capital spending to support new business backlog and EV programs

Changes from Prior Year

($ in millions)

	2023T	2022A	Change
Adjusted EBITDA	$ ~850	$ 700	$ ~150
One-time Costs[1]	~(15)	(16)	-
Interest, Net	~(110)	(107)	~(5)
Taxes	~(150)	(132)	~(20)
Working Capital / Other[2]	~10	204	~(190)
Capital Spending	~(510)	(440)	~(70)
Free Cash Flow	$ ~75	$ 209	$ ~(135)

[1] Includes costs associated with business acquisitions and divestitures and restructuring. [2] Changes in working capital relating to interest, taxes, restructuring, and transaction costs are included in those respective categories. See appendix for comments regarding the presentation of non-GAAP measures.

Higher profit and continuing working capital efficiency allowing for increased investment

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Debt Capital Source: Dana ($ in millions) Strengthened Balance Sheet Liquidity Cash Balance1 $484 M Revolver Capacity $1.1 B Q2 Liquidity ~$1.6 B 1Available cash and cash equivalents as of 6/30/23 New Euro Bond Redeemed $200M 2025 Bond Repaid & Extended Revolver $245M Ample liquidity for growth, prudent refinancing actions

Appendix

2023 Q2 Sales and Profit Change by Segment See appendix for comments regarding the presentation of non-GAAP measures 10.3% 10.1% 6.3% 13.5% 11.9% Light Vehicle Drive Systems Commercial Vehicle Drive and Motion Systems Off-Highway Drive and Motion Systems Power Technologies Sales Adjusted EBITDA 10.3% 10.1% Sales Adjusted EBITDA Sales Adjusted EBITDA 10.3% Sales Adjusted EBITDA 3.2% 6.2% 2.0% 5.3% 13.0% 15.6% 7.4% 6.1%

Segment Profiles CUSTOMER SALES REGIONAL SALES Light Vehicle Drive Systems Commercial Vehicle Drive and Motion Systems Off Highway Drive and Motion Systems Power Technologies Year to Date 6/30/2023 Year to Date 6/30/2023 Year to Date 6/30/2023 Year to Date 6/30/2023 * Includes sales to systems integrations for driveline products that support Stellantis vehicles

Diluted Adjusted EPS

Segment Data

Segment Data Continued

Cash Flow

Non-GAAP Financial Information Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income (loss) before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted net income (loss) attributable to the parent company is a non-GAAP financial measure which we have defined as net income (loss) attributable to the parent company, excluding any discrete income tax items, restructuring charges, amortization expense and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to net income attributable to the parent company reported by other companies. Adjusted net income (loss) attributable to the parent company is neither intended to represent nor be an alternative measure to net income (loss) attributable to the parent company reported in accordance with GAAP. Diluted adjusted EPS is a non-GAAP financial measure which we have defined as adjusted net income (loss) attributable to the parent company divided by adjusted diluted shares. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income (loss) attributable to the parent company. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported in accordance with GAAP. Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. We believe free cash flow is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported in accordance with GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies. The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income (loss) and diluted EPS. Providing net income (loss) and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income (loss) and diluted EPS, including restructuring actions, asset impairments and certain income tax adjustments. The accompanying reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical periods presented are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.